UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials

                               THE OILGEAR COMPANY
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1) Amount previously paid:

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


                                     OILGEAR

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 on May 13, 2003

     The Annual Meeting of Shareholders of THE OILGEAR COMPANY (the "Company") will be held at the offices of the Company at 2300 South 51st Street, Milwaukee, Wisconsin 53219, on Tuesday, May 13, 2003, at 2:00 P.M. (Milwaukee Time), for the following purposes:

     (1)  To elect three directors, for terms expiring in the year 2006;

     (2) To vote on a proposal to approve an amendment and restatement of The Oilgear Company 1992 Stock Option Plan to extend its term, to increase the number of shares available for option grants and to eliminate the ability to grant replacement options; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 4, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof; only shareholders of record at the close of business on that date will be entitled to vote.

     YOU WILL GREATLY ASSIST THE COMPANY IN CONDUCTING ITS ANNUAL MEETING IF YOU WILL INDICATE YOUR VOTING DIRECTIONS, SIGN AND DATE THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED POSTPAID ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE AND WILL NOT BE USED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

     A copy of the Annual Report on Form 10-K for the year ended December 31, 2002 and a Proxy Statement accompany this Notice.

                                             By Order of the Board of Directors,



                                             Thomas J. Price,
                                             Corporate Secretary
Milwaukee, Wisconsin
April 14, 2003


THE OILGEAR COMPANY                                      Telephone: 414/327-1700
2300 South 51st Street                                   Fax:       414/327-0352
Post Office Box 343924
Milwaukee, WI 53234-3924

                               THE OILGEAR COMPANY
                             2300 SOUTH 51ST STREET
                           MILWAUKEE, WISCONSIN 53219

                             ---------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                       ON
                                  MAY 13, 2003
                             ----------------------


                             SOLICITATION AND VOTING

     The proxy enclosed with this Proxy Statement is solicited on behalf of the Board of Directors of The Oilgear Company (the "Company" or "Oilgear"). All of the expenses of soliciting proxies will be paid by the Company. Upon request, the Company will reimburse brokers, dealers, voting trustees, banks, associations or other entities that exercise fiduciary powers for reasonable expenses incurred in forwarding copies of the proxy material and Annual Report to the beneficial owners of shares that such persons hold of record. Solicitation of proxies will be principally by mail, but may also be conducted in person, or by telephone, electronic mail, telegraph or facsimile, by officers and by regular employees of the Company. This proxy material is being mailed to shareholders commencing on or about April 14, 2003.

     Only the holders of shares of Oilgear common stock, $1.00 par value (the "Common Stock"), at the close of business on April 4, 2003, the record date, will be entitled to vote at the meeting. On the record date, the Company had 1,955,398 outstanding shares of Common Stock.

     Each shareholder of record is entitled to one vote for each share of stock standing in the holder's name on the books of the Company on the record date with regard to the election of directors, approval of an amendment and restatement of The Oilgear Company 1992 Stock Option Plan and any other matter that may be presented at the meeting. There is no cumulative voting.

     If you are a participant in either the Oilgear Stock Retirement Plan or the Oilgear Savings Plus Plan (collectively, the "Plans"), the proxy card will also serve as a voting instruction with respect to the shares of Common Stock allocated to your Plan account. If voting instructions are not received for shares in the Plans five days prior to the meeting, those shares will be voted in the same proportion as the proportion of instructed votes for the applicable Plan. If you participate in both Plans or maintain accounts under different names (e.g., with and without a middle initial), you may receive more than one set of proxy materials. To ensure that all shares are voted, you must sign and return every proxy card you receive.

     A majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on that matter. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. In all other matters, including the proposal to amend and restate The Oilgear Company 1992 Stock Option Plan (the "Option Plan"), the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the meeting will be the act of the shareholders, provided a quorum is present in person or by proxy at the meeting.

     The Inspectors of Election appointed by the Board of Directors will count the votes and ballots. Abstentions are considered shares present and entitled to vote but are not counted as affirmative votes cast on a given matter. Consequently, any shares that are represented at the meeting but abstain or are not voted (whether by withheld authority or otherwise) have no effect in the election of directors, but abstentions will have the same effect as a "no" vote on other matters. Any votes attempted to be cast "against" a candidate are not given legal effect and are not counted as votes cast in an election of directors. A broker or nominee holding shares registered in its name, or in the name of its nominee, that are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has discretion to vote the beneficial owner's shares with respect to the election of directors but would not have discretion to vote as to the amendment and restatement of the Option Plan or with respect to any other matters. Proxies that are properly signed and received by the Company but that include no voting direction with regard to the proposed amendment and restatement of the Option Plan will be voted "for" approval of the amendment and restatement of the Option Plan. Any broker or nominee "non-votes" with respect to any matter will not be considered as shares entitled to vote on that matter and will not be considered by the inspector when counting votes cast on the matter. Withheld votes and broker non-votes will, however, count toward establishing a quorum if the shares are voted in person or by proxy with respect to the election of directors.

     You may vote either in person or by duly authorized proxy. You may revoke a proxy at any time prior to its exercise by providing the Secretary of the Company with oral or written notice of the revocation or by attending and voting at the meeting. All shares represented by properly executed proxies received by the Company will be voted at the meeting and any adjournment thereof in accordance with the terms of such proxies, unless revoked. If you specify a choice by means of a ballot provided in the proxy, your shares will be voted as you instruct.

     A majority of the shares represented at the meeting, even if less than a majority of the outstanding stock, may adjourn the meeting from time to time without further notice.


                              ELECTION OF DIRECTORS

     The Articles of Incorporation and Bylaws provide for classification of the Board of Directors into three separate classes, each class having three directors to be elected for a term expiring at the third annual meeting of shareholders after its election. At each annual meeting of shareholders, a number of directors equal to the number constituting the class whose term expires at the meeting is elected to hold office until the third succeeding annual meeting or until their successors have been elected. Thus, one class of directors (three of the nine directors) is nominated for election at the 2003 Annual Meeting. The balance of the directors were elected by the shareholders at the 2001 and 2002 annual meetings for terms expiring in 2004 and 2005, respectively, as shown in the table below.

     The class of directors consisting of Hubert Bursch, Roger H. Schroeder and David A. Zuege is nominated for election at the 2003 Annual Meeting for a term expiring in 2006.

     Proxies received will be voted for the election of the three nominees named for the term specified, unless otherwise instructed in the proxy form. If any of the nominees should decline or be unable to act as a director, which eventuality is not foreseen, proxies may be voted with discretionary authority for substitute nominee(s) selected by the Board.

     The following table sets forth the principal occupations (for at least the last five years) and public company directorships of the three nominees for director and of the six directors whose terms of office will continue after the Annual Meeting.

NOMINEES FOR                         DIRECTOR    PRINCIPAL OCCUPATION
TERM EXPIRING IN 2006         AGE    SINCE       AND BUSINESS EXPERIENCE
---------------------         ---    --------    -----------------------

HUBERT BURSCH.............    63      1997       Vice President - European
                                                 Operations of Oilgear.

ROGER H. SCHROEDER(1).....    60      1999       Self-employed financial
                                                 consultant since January 1999;
                                                 retired Tax Partner in the
                                                 Milwaukee office of KPMG LLP
                                                 (accounting firm), 1966-1998.

DAVID A. ZUEGE(2).........    61      1982       President and Chief Executive
                                                 Officer of Oilgear.


CONTINUING DIRECTORS WITH
TERM EXPIRING IN 2004
-------------------------

DALE C. BOYKE.............    52      1998       Vice President - Marketing and
                                                 Sales of Oilgear.

MICHAEL C. SIPEK(1)(2)....    50      1998       President and Chief Executive
                                                 Officer, Western Industries
                                                 Inc. (Manufacturing), since
                                                 October 2002, President - Field
                                                 Operations, Rexnord Corporation
                                                 (manufacturing), August 2000 -
                                                 June 2002; President, Stearns
                                                 Division of Rexnord
                                                 Corporation, 1995-August 2000.

FRANK L. SCHMIT(1)(2)(3)..    67      1976       Retired Chairman and Chief
                                                 Executive Officer, Water
                                                 Pollution Control Corp.
                                                 (producer of wastewater
                                                 treatment equipment), 1994 -
                                                 January 1999.

CONTINUING DIRECTORS WITH            DIRECTOR    PRINCIPAL OCCUPATION
TERM EXPIRING IN 2005         AGE    SINCE       AND BUSINESS EXPERIENCE
---------------------         ---    --------    -----------------------

ROBERT D. DRAKE...........    48      2001       Vice President - International
                                                 Operations of Oilgear.

MICHAEL H. JOYCE(2)(3)....    62      1999       President and Chief Operating
                                                 Officer, Twin Disc,
                                                 Incorporated (manufacturing),
                                                 since 1991; director of Twin
                                                 Disc, Incorporated and Woodward
                                                 Governor Company.

THOMAS L. MISIAK (3).....     56      1996       Retired President, The Falk
                                                 Corporation, a subsidiary of
                                                 United Technology Corporation
                                                 (manufacturing), 1992-2000.

--------------------------

(1) Member of the Audit Committee, which held two meetings in 2002. The Audit Committee is charged with the responsibilities of: serving as an independent and objective party to monitor the Company's financial reporting process and internal control system; reviewing and appraising the audit efforts of the Company's independent auditors; providing an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors; reviewing the performance of the Company's independent auditors; reviewing the Company's procedures for internal auditing and the adequacy of the Company's system of internal controls; reviewing and evaluating the independence of the independent auditors and approving services rendered by such auditors; considering the engagement, continuation or discharge of the independent auditors; and establishing regular and separate systems of reporting to the Audit Committee by each of management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

(2) Member of Executive Committee, which held one meeting separate from meetings of the entire Board of Directors in 2002. The primary functions of the Executive Committee are to have authority to act in place of the entire Board of Directors if matters require immediate action between meetings of the entire Board of Directors and to propose nominees for the position of director.

(3) Member of the Compensation Committee, which held one meeting in 2002. The primary functions of the Compensation Committee are to review and make recommendations to the Board of Directors regarding the compensation and benefit programs of the Company and the corporate policies that pertain to those programs, and to administer the Option Plan.

     The Board of Directors held five meetings during 2002. During the period in 2002 in which they served, all members of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served.

     One of the functions, as stated above, of the Executive Committee is to propose nominees for the position of director. In carrying out its responsibilities, the Executive Committee will consider candidates suggested by other directors, employees and shareholders. Suggestions for candidates, accompanied by biographical material, may be sent to the Corporate Secretary of the Company at its corporate offices.


            PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE
                     OILGEAR COMPANY 1992 STOCK OPTION PLAN

     The Company's 1992 Stock Option Plan (the "Option Plan"), as originally adopted by the Board of Directors and approved by the shareholders of the Company, was intended to provide an incentive for key employees of the Company and its subsidiaries to improve corporate performance on a long-term basis, and to attract and retain key employees. The Option Plan provided for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code (the "Code") and "non-qualified stock options" ("NSOs"). The Compensation Committee of the Board of Directors was authorized to grant ISOs and NSOs to key employees from time to time and to impose or waive any limitations, restrictions or conditions upon any option grant as the Compensation Committee deemed appropriate.

     The Option Plan provided, among other things, that the total number of shares authorized for issuance under the Option Plan (adjusted by a prior 3-for-2 stock split) was 150,000 shares. It further provided that options could be granted under the Option Plan at any time and from time to time prior to December 16, 2002, at which time it would expire except as to options then outstanding and that the Compensation Committee had the discretion to grant replacement options under certain circumstances.

     On December 11, 2002, the Company's Board of Directors amended and restated the Option Plan, subject to approval of the Option Plan amendment and restatement by the shareholders at the 2003 Annual Meeting. The amendment and restatement, if approved, extends the term of the Option Plan until December 11, 2012, increases the aggregate number of shares available for option grants under the Option Plan (including options previously granted and exercised or currently outstanding) to 200,000 shares, and eliminates the ability to grant replacement options.

     The Option Plan amendment also provides that no employee may receive option grants in any calendar year covering more than 25,000 shares. This latter amendment is intended to qualify any compensation under the Option Plan as "performance-based compensation" within the meaning of Section 162(m) of the Code. Section 162(m) of the Code prohibits a public company, like the Company, from deducting compensation to certain executive officers in excess of $1 million, but qualified performance-based compensation is not subject to the limit.

     On December 11, 2002, the Compensation Committee adopted a resolution approving the grant of options for an aggregate of 23,500 shares. These grants were not conditioned upon the approval of the amendment and restatement described in this section. Additional grants may be made from time to time.

                DECEMBER 2002 GRANTS PURSUANT TO THE OPTION PLAN
                ------------------------------------------------

        NAME OR POSITION                                NUMBER OF SHARES
        ----------------                                ----------------

        David A. Zuege                                        4,000

        Thomas J. Price                                       3,500

        Dale Boyke                                            2,000

        Robert Drake                                          2,000

        Hubert Bursch                                         2,000

        All executive officers as a group
        (five persons, including those named above)          13,500

        Directors who are not executive officers                0

        All other employees (approximately
        10 persons, including officers who are not
        executive officers) as a group                       10,000

     The amendment and restatement of the Option Plan is conditioned upon the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting present in person or by proxy. PROXIES THAT ARE PROPERLY SIGNED AND RECEIVED BY THE COMPANY BUT THAT INCLUDE NO VOTING DIRECTION WITH RESPECT TO THE PROPOSED AMENDMENT AND RESTATEMENT OF THE OPTION PLAN WILL BE VOTED "FOR" APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE OPTION PLAN. Broker non-votes will have no effect, but any abstention will have the same effect as a "no" vote.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences of NSOs and ISOs granted under the Option Plan, in each case based on applicable provisions of the Code now in effect.

     INCENTIVE STOCK OPTIONS. An optionee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute an item includible in the optionee's alternative minimum taxable income, and thereby may subject the optionee to alternative minimum tax. Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO after the later of (1) two years from the date of grant of the ISO or (2) one year after the transfer of the shares to the optionee (the "ISO Holding Period"), the optionee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price.

     If an optionee disposes of shares acquired by exercise of an ISO before the expiration of the ISO Holding Period, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent the lesser of (a) the fair market value of the shares on the date the ISO was exercised, or (b) the amount realized upon such disposition, exceeds the exercise price. Any amount realized in excess of the fair market value on the date of exercise is treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

     The Company is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. If the optionee disposes of the stock before the ISO Holding Period is satisfied, the Company is generally entitled to an income tax deduction for any ordinary income taxed to the optionee.

     NON-QUALIFIED STOCK OPTIONS. An optionee will not recognize taxable income at the time an NSO is granted. Upon exercise of an NSO, an optionee will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock at the date of exercise. The amount of such difference will be a deductible expense to the Company for tax purposes. On a subsequent sale or exchange of shares acquired pursuant to the exercise of an NSO, the optionee will recognize a capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis will, in general, be the amount paid for the shares plus the amount treated as compensation income at the time the shares were acquired pursuant to the exercise of the option.


                                 AUDIT COMMITTEE

        The Board of Directors adopted and approved a formal written charter for the Audit Committee in 2000. The Board of Directors has determined that the members of the Audit Committee are "independent," as defined in the current listing standards of The Nasdaq Stock Market and the SEC rules relating to audit committees. This means that, except in their roles as members of the Board of Directors and its committees, they are not "affiliates" of the Company, they receive no consulting, advisory or other compensatory fees directly or indirectly from the Company, and they have no other relationships with the Company that may interfere with the exercise of their independence from management and the Company. The Audit Committee also considered the compatibility of the provision of permitted non-audit services by KPMG LLP with the maintenance of KPMG LLP's independence.

AUDIT COMMITTEE REPORT

     The Audit Committee oversees and monitors the participation of the Company's management and independent auditors throughout the financial reporting process.

     In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following (among other things):

     o reviewed and discussed the audited financial statements for the year ended December 31, 2002 with the Company's management;

     o discussed with KPMG LLP, the Company's independent auditors, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss.380); and

     o received the written disclosure from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP its independence.

Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2002.


                                AUDIT COMMITTEE

                                FRANK L. SCHMIT
                               ROGER H. SCHROEDER
                                MICHAEL C. SIPEK

AUDIT AND NON-AUDIT FEES

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2002, and fees billed for other services rendered to the Company by KPMG LLP in 2002.

        AUDIT FEES
        ----------

Audit Fees (excluding audit related fees)                               $160,600

Financial Information Systems Design and
   Implementation Fees                                                  $     --

All Other Fees

        Audit related fees(1)                           $105,300

        Tax fees                                          14,400

        Other non-audit services                              --
                                                        --------
                                                        $119,700

Total all other fees                                                    $280,300

__________________________

     (1) Audit related fees consisted principally of the audit of certain employee benefit plans, audits of foreign subsidiaries as required by local statutes and assistance with documents filed with the SEC.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth information, as of April 4, 2003 (or other date as indicated), with respect to any person known to the Company to be the "beneficial owner" (determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) of more than 5% of the Common Stock:

                                          NUMBER OF SHARES            PERCENT
                                            AND NATURE OF               OF
NAME AND ADDRESS                        BENEFICIAL OWNERSHIP           CLASS
----------------                        --------------------           -----

Oilgear Stock Retirement Plan .......        391,212(1)                20.01%

Oilgear Savings Plus Plan                    403,339(1)                20.63%

Oilgear Salaried Retirement Plan             135,858(1)                 6.95%

FMR Corp. ...........................        190,000(2)                 9.72%
   82 Devonshire Street
   Boston, MA 02109

David A. Zuege ......................        305,848(3)                15.6%
   2300 South 51st Street
   Milwaukee, WI 53219

Thomas J. Price .....................        242,280(3)                12.4%
   2300 South 51st Street
   Milwaukee, WI 53219

-----------------

(1) Held of record by the Trustee, Marshall & Ilsley Trust Company N.A. (the "Trustee"), for the Oilgear Stock Retirement Plan, the Oilgear Savings Plus Plan and the Oilgear Salaried Retirement Plan. The Company and the Trustee disclaim beneficial ownership of the shares of Common Stock held by the Oilgear Stock Retirement Plan and the Oilgear Savings Plus Plan since the power to direct the voting and disposition of those shares allocated to participants' accounts is passed through to the participants and neither the plan administrators nor the Trustee may dispose of the allocated shares in those plans except to or upon the instructions of participants in accordance with the terms of such plans. Voting and investment power with respect to shares held by the Oilgear Salaried Retirement Plan is as described in note 3 below. The address of each of the plans is the Company's address.

(2) Based solely upon the information contained in the Schedule 13G report of FMR Corp. filed with the SEC on February 14, 2002 with respect to Common Stock owned as of December 31, 2001. Fidelity Management & Research Company ("Fidelity"), an investment adviser and wholly owned subsidiary of FMR Corp., is deemed to be the beneficial owner of 190,000 shares of Common Stock as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 190,000 shares of Common Stock. Edward C. Johnson 3d, Chairman of FMR Corp., FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 190,000 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned by the funds, which power resides with the funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' Boards of Trustees.

(3) Messrs. Zuege and Price share voting power and investment power with respect to 51,959 shares of Oilgear Common Stock held by the Oilgear Ferris Foundation, Inc., a private charitable foundation funded by Oilgear. As officers of the Company, Messrs. Zuege and Price share voting power and investment power with respect to the 135,858 shares held in the Oilgear Salaried Retirement Plan. As officers of the Company, Messrs. Zuege and Price also share dispositive power, in the event of a tender or exchange offer for the Common Stock, with respect to any shares of Common Stock held in the Oilgear Stock Retirement Plan and the Oilgear Savings Plus Plan that are not allocated to the accounts of participants. There were a minimal number of unallocated shares in the plans as of April 4, 2003; these shares are not included in the table.

     The following table sets forth information regarding the beneficial ownership of Common Stock as of April 4, 2003, by each director and nominee for director, by each executive officer named below in the Summary Compensation Table and by all directors and executive officers of the Company as a group:

                                          NUMBER OF SHARES            PERCENT
                                            AND NATURE OF               OF
NAME                                    BENEFICIAL OWNERSHIP(1)(2)     CLASS
----------------                        --------------------------     -----
Dale C. Boyke .......................           39,170(3)                2.0%
Hubert Bursch .......................           14,884(3)                 *
Robert D. Drake .....................           20,489(3)                1.1%
Michael H. Joyce ....................            1,800                    *
Thomas L. Misiak ....................            2,725                    *
Thomas J. Price .....................          242,280(3)(4)            12.4%
Frank L. Schmit .....................            3,925                    *
Roger H. Schroeder ..................            1,800                    *
Michael C. Sipek ....................            2,200(5)                 *
David A. Zuege ......................          305,848(3)(4)            15.6%
All directors and executive
officers as a group (10 persons) ....          447,304(3)(4)(5)         22.6%

--------------------
 *  Less than 1%

(1) The specified persons have sole voting power and sole investment power as to all of the shares indicated, except for the shares referred to in notes 4 and 5 below and except for 435 and 2,775 shares as to which Messrs. Price and Boyke, respectively, have shared voting and investment power.

(2) Includes shares allocated to the accounts of officers under the Oilgear Savings Plus Plan (as of April 4, 2003) and the Oilgear Stock Retirement Plan (as of April 4, 2003), as to which such officers have voting and investment power.

(3) Includes shares underlying options that are currently exercisable or become exercisable within 60 days and which were granted to executive officers under the Option Plan in the following amounts: Mr. Boyke - 3,243; Mr. Bursch - 4,298; Mr. Drake - 4,214; Mr. Price - 5,048; Mr. Zuege - 11,329;
     and all executive officers - 28,133.

(4) Messrs. Zuege and Price share voting power and investment power with respect to 51,959 shares of Oilgear Common Stock held by the Oilgear Ferris Foundation, Inc. As officers of the Company, Messrs. Zuege and Price share voting power and investment power with respect to 135,858 shares held in the Oilgear Salaried Retirement Plan. These shares are included in the total for all directors and executive officers as a group and in the individual beneficial ownership amounts shown in the table because of the fiduciary relationships involved. As officers of the Company, Messrs. Zuege and Price also share dispositive power, in the event of a tender or exchange offer for the Common Stock, with respect to any shares of Common Stock held in the Oilgear Stock Retirement Plan and the Oilgear Savings Plus Plan that are not allocated to the accounts of participants. There were a minimal number of unallocated shares in the plans as of April 4, 2003; these shares are not included in the table.

(5) 400 of these shares are held in the Sipek Living Trust, dated February 5, 1999, the trustees of which are Mr. Sipek and his spouse.

     The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as required for purposes of this Proxy Statement. It includes shares as to which beneficial ownership may be disclaimed and is not necessarily to be construed as an admission of beneficial ownership for other purposes.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws, the Company's directors, its executive officers and certain persons holding more than 10% of the outstanding Common Stock are required to report their initial ownership of the Common Stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file such reports by these dates during the last year. Messrs. Boyke, Bursch, Drake, Price and Zuege each had one late filing of a Form 4 reporting the grant of options in 2002. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the SEC.


                             EXECUTIVE COMPENSATION

Summary

     The following table sets forth certain information for each of the last three years concerning all compensation for services in all capacities to the Company and its subsidiaries of (1) the Chief Executive Officer of the Company at the end of 2002, and (2) the Company's other four most highly compensated executive officers who were serving as such at the end of 2002.

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------
                                                                      LONG-TERM
                                            ANNUAL COMPENSATION(1)  COMPENSATION
                                            ----------------------  ------------
                                                                       AWARDS
                                                                    ------------
                                                                     SECURITIES
                                                                     UNDERLYING        ALL OTHER
                                              SALARY     BONUS      OPTIONS/SARS     COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR           ($)       ($)(2)        (#)(3)           ($)(4)
-------------------------------------------------------------------------------------------------
DAVID A. ZUEGE                  2002        $197,600    $    --          4,000          $16,125
President and                   2001         201,609         --          5,773           13,710
Chief Executive Officer         2000         200,000     50,931          5,000           19,921
-------------------------------------------------------------------------------------------------
HUBERT BURSCH                   2002        $137,704    $    --          2,000          $ 6,380
Vice President -                       (euro)131,147
European Operations(5)          2001        $124,068/        --          2,065            4,003
                                       (euro)138,049
                                2000        $121,761/    25,775          2,500            4,194
                                       (euro)131,402
-------------------------------------------------------------------------------------------------
DALE C. BOYKE                   2002        $107,350    $    --          3,466          $ 8,216
Vice President -                2001         109,528         --          1,932           10,389
Marketing and Sales             2000         108,000     21,651          2,500            7,870
-------------------------------------------------------------------------------------------------
ROBERT D. DRAKE                 2002        $107,350    $    --          2,000          $ 8,127
Vice President - International  2001         109,528         --          1,952           10,434
Operations                      2000         108,000     21,651          2,500            7,830
-------------------------------------------------------------------------------------------------
THOMAS J. PRICE                 2002        $103,550    $    --          3,500          $ 7,765
Vice President -  Chief         2001         105,651         --          2,732            8,693
Financial Officer and           2000         104,000     19,795          2,500           12,558
Corporate Secretary
-------------------------------------------------------------------------------------------------

(1) While each of the named individuals received perquisites or other personal benefits in the years shown, the value of these benefits is not indicated, in accordance with the SEC's regulations, since the value of these benefits did not exceed, in the aggregate, the lesser of $50,000 or 10% of the individual's salary and bonus in any year.

(2) Consists of bonuses pursuant to the Oilgear Variable Compensation Plan. For 2000, bonus amounts were paid at the beginning of 2001. No bonuses were earned in 2001 or 2002.

(3)  Consists entirely of stock options.

(4) Includes employer contributions to the Oilgear Savings Plus Plan allocated to the accounts of the eligible named executive officers (Mr. Bursch is not eligible to participate in the plan). In 2002, the amounts of the employer contributions to the named executive officers were as follows: Mr. Zuege - $8,151; Mr. Boyke - $3,375; Mr. Drake - $3,286; and Mr. Price - $4,720.
     Such employer contributions are comprised of matching contributions equal to 50% of the first 2% of total compensation deferred by the participant, 25% of the next 3% of total deferred compensation and an amount equal to 20% of the market price of any Common Stock purchased by the participant through designation of the Common Stock Fund as an investment choice. Also includes principal and interest amounts owed to the Company by the named executive officers which were forgiven during 2002 pursuant to the Oilgear Key Employee Stock Purchase Plan, along with the value of the below-market portion of interest for the same period, in the following amounts: Mr. Zuege - $7,975; Mr. Bursch - $6,380; Mr. Boyke - $4,841; Mr. Drake - $4,841; and Mr. Price - $3,045.

(5)  Mr. Bursch receives his compensation in Euros.

STOCK OPTIONS

     The following tables set forth certain information with respect to the executive officers named in the Summary Compensation Table concerning fiscal 2002 option grants and exercises, and the number and value of options outstanding at the end of fiscal 2002. None of the executive officers named in the Summary Compensation Table received or exercised SARs during 2002.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

----------------------------------------------------------------------------------------------------------------
                                                 INDIVIDUAL GRANTS(1)
                         ---------------------------------------------------------------
                                                                                                  POTENTIAL
                            NUMBER           % OF TOTAL                                      REALIZABLE VALUE AT
                         OF SECURITIES      OPTIONS/SARS                                       ASSUMED ANNUAL
                          UNDERLYING        GRANTED TO        EXERCISE OR                      RATES OF STOCK
                         OPTIONS/SARS        EMPLOYEES         BASE PRICE     EXPIRATION     PRICE APPRECIATION
NAME                      GRANTED (#)      IN FISCAL YEAR        ($/SH)          DATE          FOR OPTION TERM
----------------------------------------------------------------------------------------------------------------
                                                                                             5% ($)      10% ($)
----------------------------------------------------------------------------------------------------------------
DAVID A. ZUEGE              4,000             15.84%             $2.71         12/13/07      $2,995      $6,618
----------------------------------------------------------------------------------------------------------------
HUBERT BURSCH               2,000              7.92               2.71         12/13/07       1,497       3,309
----------------------------------------------------------------------------------------------------------------
DALE C. BOYKE                 419              4.15               8.50           1/7/07       2,459       5,433
                            1,047              1.66               8.50           1/7/07         984       2,174
                            2,000              7.92               2.71         12/13/07       1,497       3,309
----------------------------------------------------------------------------------------------------------------
ROBERT D. DRAKE             2,000              7.92               2.71         12/13/07       1,497       3,309
----------------------------------------------------------------------------------------------------------------
THOMAS J. PRICE             3,500             13.86               2.71         12/13/07       2,621       5,791
----------------------------------------------------------------------------------------------------------------

(1) Consists entirely of incentive stock options granted pursuant to the Option Plan. The Option Plan is administered by the Compensation Committee of the Board of Directors which designates the persons to be granted options, the type of option, the number of underlying shares, the option price, the date of grant and the date options are first exercisable. The exercise price of these options is 100% of the fair market value of the Common Stock on the date of grant. The options vest in accordance with the following schedule:
     (i) as to 50% of the underlying shares, one year from the date of grant;
     (ii) as to an additional 25% of the underlying shares, two years from the date of grant; and (iii) as to the remaining 25% of the underlying shares, three years from the date of grant. To the extent an optionee satisfies the option exercise price or tax withholding obligations upon exercise with shares of previously owned Common Stock, or satisfies such withholding obligations with shares issuable upon the option exercise, the Compensation Committee had the discretion to grant replacement options to the optionee covering the number of shares delivered or withheld at an exercise price equal to the then current fair market value of such shares. Certain of the options in the above table include replacement options, that were permitted prior to December 11, 2002, but will not be permitted in the future if the amendment and restatement of the Option Plan is approved. Upon a change in control of the Company while the optionee is employed by the Company, or the disposition of an operating unit resulting in the termination of the optionee's employment, options that are not yet exercisable shall fully vest.


            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION/SAR VALUES(1)

                      SHARES                             NUMBER OF SECURITIES
                     ACQUIRED                           UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                        ON            VALUE                OPTIONS/SARS AT            IN-THE-MONEY OPTIONS AT
NAME               EXERCISE (#)     REALIZED ($)         FISCAL YEAR-END (#)           FISCAL YEAR-END ($)(2)
                   ---------------------------------------------------------------------------------------------
                                                     EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------
DAVID A. ZUEGE           --          $    --           11,329         6,944           $ 34,100        $ 20,907
----------------------------------------------------------------------------------------------------------------
HUBERT BURSCH            --               --            4,299         3,266             12,940           9,831
----------------------------------------------------------------------------------------------------------------
DALE C. BOYKE         1,750            2,414            3,244         3,404              9,764          10,246
----------------------------------------------------------------------------------------------------------------
ROBERT D. DRAKE          --               --            4,214         3,238             12,684           9,746
----------------------------------------------------------------------------------------------------------------
THOMAS J. PRICE          --               --            5,049         4,683             15,197          14,096
----------------------------------------------------------------------------------------------------------------

-------------------
(1)  Consists entirely of stock options.

(2) Based upon a price of $3.01, which was the closing price on December 31, 2002 for the Common Stock on The Nasdaq Small Cap Stock Market.

RETIREMENT PLANS

     The table below sets forth the estimated annual benefits payable for a participant's lifetime (with 10 years certain) upon retirement at age 65 during 2003 for specified compensation and years of service classifications.

                               PENSION PLAN TABLE

--------------------------------------------------------------------------------
                              YEARS OF SERVICE(1)
--------------------------------------------------------------------------------
REMUNERATION(2)      15              20           25           30           35
--------------------------------------------------------------------------------
$100,000         $ 19,024        $ 25,365     $ 31,707     $ 38,048     $ 44,389
--------------------------------------------------------------------------------
 150,000           30,274          40,365       50,457       60,548       70,639
--------------------------------------------------------------------------------
 200,000           41,524          55,365       69,207       83,048       96,889
--------------------------------------------------------------------------------
 250,000           52,774          70,365       87,957      105,548      123,139
--------------------------------------------------------------------------------
 300,000           64,024          85,365      106,707      128,048      149,389
--------------------------------------------------------------------------------
 350,000           75,274         100,365      125,457      150,548      175,639
--------------------------------------------------------------------------------
 400,000           86,524         115,365      144,207      173,048      201,889
--------------------------------------------------------------------------------

-------------------
(1) The benefit shown for the respective years of service is based on the formula described below as amended to comply with provisions of the Code. However, the amount shown does not consider the impact of the Oilgear Stock Retirement Plan offset and it does not consider the current maximum benefit limitation of $160,000 on a single life annuity basis or the grandfathered benefit determination on prior plan provisions. The benefit shown assumes retirement at December 31, 2002 or thereafter and age 65 with Covered Compensation (as defined below) of $39,444. The Oilgear Salaried Retirement Plan was frozen on December 31, 2002.

(2) Represents final average annual compensation, which is 12 times the average of the highest consecutive 60 months compensation within the last 120 months of employment where compensation includes total earnings plus contributions to the Oilgear Savings Plus Plan, any cafeteria plan and any flexible spending account less reimbursements for moving expenses and any income derived from the disposition of qualified stock options. Final average annual compensation is limited to $200,000 for 2002, subject to additional benefits under the Retirement Benefits Equalization Plan described below. The final average annual compensation on which the Oilgear Salaried Retirement Plan bases benefits may be substantially less than the current annual compensation reflected in the Summary Compensation Table. The final average annual compensation for Mr. Zuege is currently approximately $279,828; for Mr. Boyke, $134,359; for Mr. Drake, $121,605; and for Mr. Price, $134,561. Mr. Bursch is not eligible to participate in the retirement plans described below because he receives the benefits available to the Company's employees in Germany.

     The Oilgear Salaried Retirement Plan (the "Salaried Plan") provides a monthly benefit upon retirement at the later of age 65 or the fifth anniversary of participation equal to the greater of (i) $6.00 times years of benefit service or (ii) the sum of .009125 times final average monthly compensation times years of benefit service (not to exceed 35), plus .005875 times the excess of final average monthly compensation over "Covered Compensation" (the applicable average monthly Social Security wage base), times years of benefit service (not to exceed 35). Final average compensation for this purpose is the average of the highest monthly earnings of an employee during any 60 consecutive months within the last 120 months of service. The applicable average monthly Social Security wage base is determined over a 35-year period ending with the employee's Social Security retirement age (ages 65 through 67, depending upon date of birth). Benefits under the Salaried Plan are also subject to reduction for certain benefits under the Oilgear Stock Retirement Plan, as noted below. For purposes of the Salaried Plan, Mr. Zuege has accrued 35 years of benefit service; Mr. Boyke, 30 years; Mr. Drake, 21 years; and Mr. Price, 35 years.

     Participants with at least 10 years of vesting service may elect early retirement at any time after age 55, in which event the normal retirement benefits shown in the table would be reduced by a percentage based on the number of months by which the early retirement date precedes the normal retirement date (at age 65). Optional forms of benefit payments and a benefit for death prior to termination of employment are provided for.

     The Company maintains a Retirement Benefits Equalization Plan (the "Equalization Plan") for highly compensated or management employees who are designated as eligible by the Compensation Committee to restore to such individuals and their beneficiaries retirement income that would otherwise be lost because of certain tax law limitations on a tax-qualified defined benefit retirement plan. Mr. Zuege has been designated as an eligible participant in the Equalization Plan. The Equalization Plan provides a monthly benefit equal to the difference between the amount that is received pursuant to the Salaried Plan and the amount that would be received if the Code limitation provisions described in notes 1 and 2 to the table above were not applied. Payment of Equalization Plan benefits commences upon initial receipt of Salaried Plan benefits and continues until Salaried Plan benefits cease. Equalization Plan benefits are paid out of the Company's general funds; the status of eligible employees with respect to those funds is that of general unsecured creditors. As amended effective December 12, 2001, upon the occurrence of a change in control (as defined in the Equalization Plan) each active or retired eligible participant (or his or her beneficiary) may be entitled, at the option of the participant, to a lump sum payment of the then present value of all accrued benefits under the Equalization Plan. In the case of active eligible participants, any subsequent payments pursuant to the Equalization Plan would then be reduced to reflect the value of the prior lump sum payment.

     The trusteed defined contribution Oilgear Stock Retirement Plan (the "Stock Plan") covers substantially all salaried employees. The Stock Plan provides for Company contributions based on a percentage of defined earnings of eligible employees, subject to maximum limitations, which may be made in the form of Common Stock. The Stock Plan will provide a portion of the pension benefits for salaried employees measured by the value of the Common Stock contributed by the Company and allocated to the employees' accounts, excluding any appreciation thereof. Benefits payable under the Salaried Plan may be reduced by benefits under the Stock Plan.

     Mr. Bursch does not participate in the retirement plans described above. Rather, Mr. Bursch participates in a broad-based retirement program applicable to the Company's employees located in Germany. The program in which Mr. Bursch participates is funded by a life insurance policy owned by the Company that provides a retirement annuity, assuming retirement at age 65, which for Mr. Bursch was most recently calculated to be approximately (euro)23,762 ($24,950) per year.

EQUITY COMPENSATION PLANS

        The following table provides information about the Company's equity compensation plans as of the end of its last fiscal year:

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                              NUMBER OF SECURITIES
                                                                            REMAINING AVAILABLE FOR
                            NUMBER OF SECURITIES                             ISSUANCE UNDER EQUITY
                             TO BE ISSUED UPON       WEIGHTED-AVERAGE         COMPENSATION PLANS
                                EXERCISE OF          EXERCISE PRICE OF      (EXCLUDING SECURITIES
                            OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,    REFLECTED IN THE SECOND
PLAN CATEGORY               WARRANTS AND RIGHTS     WARRANTS AND RIGHTS      COLUMN FROM THE LEFT)
-------------               -------------------     -------------------     ----------------------
Equity compensation
plans approved by                 98,735                  $6.92                       2,209
security holders(1)

Equity compensation
plans not approved                  0                        --                         0
by security holders(2)

Total                             98,735                  $6.92                       2,209

-------------------
(1) Represents options that are outstanding or that are available for future issuance pursuant to the Option Plan. The amount shown as remaining available for issuance does not include shares that would become available if the proposed amendment and restatement of The Oilgear Company 1992 Stock Option Plan is approved by the shareholders.

(2) The Oilgear Company Amended and Restated Directors' Stock Plan has no additional shares available for issuance. The Company's Key Employee Stock Purchase Plan is no longer available to officers of the Company. The Key Employee Stock Purchase Plan provides an opportunity for key employees, other than officers, to purchase shares of Common Stock at the market bid price and to pay for such shares by delivering two promissory notes to the Company bearing annual interest at a rate of 5%. One note for one-half of the aggregate purchase price is payable in three equal annual installments due on the 2nd, 3rd and 4th February 28th after the date of purchase. The other note for the remaining one-half of the purchase price is payable in three equal annual installments which will be forgiven if none of the purchased stock has been resold and the purchaser is still employed by the Company on the due dates, which are the 4th, 5th and 6th February 28th after the date of purchase. The Key Employee Stock Purchase Plan does not reserve shares for issuance.

DIRECTORS' COMPENSATION

     Non-employee directors receive a retainer of $550 per month, a fee of $850 for each Board meeting attended and a fee of $550 for each committee meeting attended, unless the committee meeting takes place on the same day as a Board meeting, in which case no separate committee meeting fee is paid. Inside directors do not receive separate compensation for service on the Board or Board committees.

     Under the Oilgear Company Deferred Directors' Fee Plan (the "Fee Plan") outside directors may elect to defer the cash compensation payable to them by the Company. In addition, any inside director may elect to defer an amount of compensation approximately equal to the retainer paid to outside directors. The Fee Plan provides that the Company will maintain a separate account for the compensation deferred by each director, which account shall be an unsecured liability of the Company. A director who chooses to defer payment of his compensation may elect to: (1) have that compensation credited with interest at a rate based upon the prevailing Treasury Bill rate, or (2) have the Company place the deferred compensation in an investment account in the name of the Company, with the director having investment authority, or (3) enter into an agreement with the Company whereby the Company agrees to pay a sum certain for a future period not to exceed 15 years and fund the obligation by an insurance policy purchased (and owned) by the Company, at a cost not to exceed the amount of the deferred compensation plus interest thereon. In the event of a director's death or termination as a director, the balance in his account will be payable in a lump sum or in level payments over a period not to exceed 15 years, as determined by the Board of Directors after consultation with the director or his beneficiaries. In the event of a change of control, directors receiving benefit payments may elect to receive a lump sum payment and directors not receiving benefit payments may elect a lump sum payment or may continue to defer receipt of payments. No directors made deferrals pursuant to the Fee Plan during 2002.

     To promote director ownership of Common Stock, the Company maintains The Oilgear Company Amended and Restated Directors' Stock Plan (the "Directors' Plan"). Each director who is otherwise eligible to receive directors' fees is eligible to participate in the Directors' Plan. Pursuant to the Directors' Plan, increases in directors' fees are payable in Common Stock and up to 30% of the remaining cash fees payable to each eligible director may be paid in stock, as determined by the director. Common Stock issued in lieu of fees pursuant to the Directors' Plan is issued at the market price of such stock on the date of purchase. A total of 15,000 shares of Common Stock were authorized for issuance under the Directors' Plan. The provisions of the Directors' Plan prohibit a director who has received a grant thereunder from selling, assigning, transferring, pledging or otherwise encumbering the shares received until six months after termination of service as a director. Unless the Directors' Plan is terminated earlier, it will expire when all available shares under the Directors' Plan have been issued. Each eligible director received 500 shares of Common Stock pursuant to the Directors' Plan in 2002.

                          FINANCIAL PERFORMANCE GRAPH

     The following graph shows the cumulative total shareholder return on Common Stock over the last five years as compared to the returns of The Nasdaq Stock Market Index (as presented by Media General Financial Services) and the MG Manufacturing Group Index published by Media General Financial Services, assuming that $100 was invested in each at the close of business on December 31, 1997 and assuming reinvestment of dividends in each case.




                              [PLOT POINTS GRAPH]




--------------------------------------------------------------------------------
                              1997     1998     1999     2000     2001     2002
--------------------------------------------------------------------------------
Oilgear                     $100.00  $ 71.71  $ 46.44  $ 67.55  $ 60.26  $ 22.26
--------------------------------------------------------------------------------
MG Group Index (Industry)   $100.00  $ 86.29  $ 95.31  $ 86.82  $ 87.06  $ 77.22
--------------------------------------------------------------------------------
Nasdaq Stock Market Index   $100.00  $141.04  $248.76  $156.35  $124.64  $ 86.94
--------------------------------------------------------------------------------

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PRINCIPLES

     The Compensation Committee has designed the Company's executive compensation program so that executive compensation is directly linked to execution of the Company's business strategies and initiatives, with particular emphasis on the creation of shareholder value. During 2002, the Compensation Committee was comprised of three independent directors, two of whom also served on the Company's Executive Committee.

     There are three components of the Company's executive compensation program: base salary, short-term incentives and long-term incentives. The principles that guide the decisions of the Compensation Committee in implementing the program include the following

     o The various elements of the compensation program should be integrated into a package that will attract and retain competent managers who are critical to the long-term success of the Company;

     o Short-term incentives should be closely tied to the Company's operating performance; and

     o Shareholder interests should be linked with executive compensation through long-term stock-based incentive programs that will reward executives for the enhancement of shareholder value.

BASE SALARY

     Base salaries for the Company's executive officers are reviewed on an annual basis by the Compensation Committee. As part of its review, the Compensation Committee takes into account survey data relating to manufacturing firms of comparable size (measured by sales), and executive officer salaries are adjusted as warranted in light of individual and Company performance measured by earnings and other financial performance criteria. If appropriate, salaries are also adjusted to reflect increased responsibilities due to promotion.

     The Compensation Committee sets executive officer base salaries at a level so that the competitiveness of an individual's overall compensation package depends significantly upon the compensation earned through the Company's short- and long-term incentive plans.

     The CEO's salary is determined by the Compensation Committee in the same manner as that of the other executive officers of the Company.

SHORT-TERM INCENTIVES

     Company executive officers, including the CEO, are able to earn annual profit sharing bonuses under the Oilgear Variable Compensation Plan (the "Variable Plan"). The Variable Plan provides performance-based incentive opportunities to executive officers, non-executive officers and other key employees of the Company. In particular, the Variable Plan has been designed to respond to increasing market pressures to provide competitive compensation packages to key employees.

     During 2002, participants in the Variable Plan were entitled to receive cash incentive payments that, in total, could be up to 40% of total 2002 compensation. The number of bonus units assigned to each eligible executive officer, including the CEO, was established by the Compensation Committee at the beginning of the year, based upon an evaluation of various factors including each individual's responsibility, ability, experience and past performance. Each bonus unit was equal to a percentage of corporate net income. Available corporate net income is defined as net income reduced by a carve out amount (4% minus the remainder of the percent return on beginning equity minus 4%, multiplied by beginning equity). The return on beginning equity must be greater than 4% and the Company must have at least $1,000,000 of net income for the Company to pay any profit sharing bonuses. A basic bonus unit is equal to a percentage that increases as the return on beginning equity increases, as follows: .15% if the return on beginning equity is under 8%; an additional .005% for each 1% the return on beginning equity is greater than 7% and less than 23%; and the percent return on beginning equity divided by 100 (i.e. .23% when percent return on beginning equity is 23%) when the percent return on beginning equity is 23% or greater. To make the Variable Plan more responsive to changes in performance of individuals or groups of individuals, the Compensation Committee may increase the basic bonus by up to 50%. Financial targets are set in selected key result areas, which targets may vary by group and are changed as appropriate. Each target is worth 0 to 50 points. If a target is achieved it is worth 50 points but if only a part of the target is achieved it is worth the result of 50 points multiplied by the percentage achieved. The total points from all target goals are averaged and become the percentage used to increase the basic bonus. Key result areas include operating margins, return on assets, inventory turnover, and revenue growth. The Variable Plan provides that, at the discretion of the Company's management, the Company may make quarterly payments of up to 75% of the bonus accrued during the year of accrual based on the Company's performance as reflected in its unaudited financial statements. The Variable Plan further provides that in the event that the total bonus payable for a given year exceeds the 40% threshold described above, each participant's bonus must be reduced on a pro rata basis. Final payment of the full bonus amounts must be made within 75 days after the end of the year, or as soon thereafter as the Company's audit is complete. The 2002 return on beginning equity was negative, so no payments were made pursuant to the Variable Plan.

LONG-TERM INCENTIVES

     The Company strives to align employee and shareholder interests through the maintenance of four stock-based compensation plans: the Savings Plus Plan, the Stock Retirement Plan, the Option Plan and the Key Employee Stock Purchase Plan. All executive officers, including the CEO, participate in these plans (other than the Key Employee Stock Purchase Plan), except Hubert Bursch who is not eligible to participate in the Savings Plus Plan or the Stock Retirement Plan.

     The Savings Plus Plan is a pre-tax 401(k) savings plan. It provides eligible Company employees, including executive officers, the ability to contribute a portion of their earnings and to invest those earnings, along with Company matching contributions, in various investment funds, including a Common Stock fund. All of the Company's eligible executive officers, including the CEO, participate in the Savings Plus Plan.

     Under the Stock Retirement Plan, all eligible salaried employees, including the CEO and the other executive officers, receive a defined contribution in Common Stock that is integrated with the Savings Plus Plan and may provide an increased retirement benefit based upon the stock's performance.

     The Option Plan is designed to reward key employees for outstanding performance by providing an opportunity and, as a result, an incentive for such employees to benefit from a future increase in the value of the Common Stock. Stock options granted pursuant to the plan must have an exercise price at least equal to the fair market value of the Company's stock on the date of grant, resulting in a direct link between the amount potentially realizable by the employee and the amount realized by all shareholders alike. On December 13, 2002, an option for 4,000 shares was granted to the CEO. In addition, options were granted to the other executive officers totaling 13,500 shares.

     The Company's Key Employee Stock Purchase Plan is no longer available to officers of the Company. The Key Employee Stock Purchase Plan provides an opportunity for key employees, other than officers, to purchse shares of Common Stock at the market bid price and to pay for such shares by delivering two promissory notes to the Company bearing annual interest at a rate of 5%. One note for one-half of the aggregate purchase price is payable in three equal annual installments due on the 2nd, 3rd and 4th February 28th after the date of purchase. The other note for the remaining one-half of the purchase price is payable in three equal annual installments which will be forgiven if none of the purchased stock has been resold and the purchaser is still employed by the Company on the due dates, which are the 4th, 5th and 6th February 28th after the date of purchase.

COMPLIANCE WITH TAX REGULATIONS REGARDING EXECUTIVE COMPENSATION

     Section 162(m) of the Code, added by the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the executive officers named in the Summary Compensation Table in the corporation's proxy statement. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee does not believe that Oilgear's executive compensation program, as currently constructed, will generate non-deductible compensation in excess of the limit. However, the Compensation Committee will continue to review these tax regulations as they apply to the Company's executive compensation program, with the intent of preserving the deductibility of executive compensation to the extent reasonably practicable and consistent with its other compensation objectives.

                                MICHAEL H. JOYCE
                                THOMAS L. MISIAK
                                FRANK L. SCHMIT


                                    AUDITORS

     Representatives of KPMG LLP, the Company's independent auditors for 2002 and 2003, are expected to be present at the annual meeting to respond to appropriate questions and make a statement if they desire to do so.


                                 OTHER MATTERS

     The Board of Directors has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies may be voted with discretionary authority with respect to any other matters that may properly be presented at the meeting.


                             SHAREHOLDER PROPOSALS

     Shareholder proposals must be received by the Secretary of Oilgear no later than December 15, 2003 in order to be considered for inclusion in next year's annual meeting proxy materials pursuant to SEC Rule 14a-8. Shareholders wishing to propose any floor nominations for director or floor proposals at the 2003 annual meeting without inclusion of such proposals in Oilgear's proxy materials must provide notice thereof to the Secretary of Oilgear no later than February 28, 2004 in order for such notice to be considered timely under the SEC's proxy rules.

                                                             THE OILGEAR COMPANY

                                                             Thomas J. Price,
                                                             CORPORATE SECRETARY

Milwaukee, Wisconsin
April 14, 2003

                                                                       EXHIBIT A


                   THE OILGEAR COMPANY 1992 STOCK OPTION PLAN
                            AS AMENDED AND RESTATED
                            AS OF DECEMBER 11, 2002

I.       INTRODUCTION

         1.01 PURPOSE. The Oilgear Company first established The Oilgear Company 1992 Stock Option Plan (the "Plan") on December 16, 1992 to provide incentive for key employees of The Oilgear Company and its Subsidiaries to improve corporate performance on a long-term basis, and to attract and retain key employees. The Plan is now being amended to extend its term, to increase the number of shares available for option grant and to eliminate the ability to grant replacement options. The following provisions constitute an amendment and restatement of the Plan.

         1.02 EFFECTIVE DATE. The effective date of this Plan amendment and restatement shall be December 11, 2002, subject to approval of the Plan amendment by the shareholders at the 2003 annual meeting. No option granted under the amended Plan prior to such shareholder approval shall be or become exercisable until such shareholder approval is obtained.

II.      PLAN DEFINITIONS

         2.01 Definitions. For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

                  (a) "BOARD" shall mean the Board of Directors of the Company.

                  (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (c) "COMMITTEE" shall mean the Compensation Committee of the Board, as described in Section 4.01.

                  (d) "COMPANY" shall mean The Oilgear Company, a Wisconsin corporation.

                  (e) "COMPANY STOCK" shall mean the Common Stock of the Company and such other stock and securities as may be substituted therefor pursuant to
Section 3.02.

                  (f) "ELIGIBLE EMPLOYEE" shall mean any regular salaried employee of the Company or a Subsidiary who satisfies all of the requirements of
Section 5.01.

                  (g) "FAIR MARKET VALUE" on any date shall mean, with respect to Company Stock, the closing bid price quoted in the NASDAQ National Market System, or as obtained from a bona fide market maker in such shares.

                  (h) "GRANTEE" shall mean any person who has been granted a stock option, under the Plan.

                  (i) "OPTION PERIOD" shall mean the period of time provided pursuant to Section 6.04 within which a stock option may be exercised.

                  (j) "SUBSIDIARY" shall mean any corporation now or hereafter in existence in which the Company owns, directly or indirectly, a voting stock interest of more than fifty percent (50%)

III.     SHARES SUBJECT TO OPTION

         3.01 AVAILABLE SHARES. The total number of shares of Company Stock that may be issued under the Plan to Eligible Employees shall not exceed Two Hundred Thousand (200,000) shares. This number consists of the One Hundred Fifty Thousand Shares that were authorized initially under the Plan (as adjusted by a prior 3-for-2 stock split) plus an additional Fifty Thousand Shares. Shares subject to and not issued under an option which expires, terminates or is cancelled for any reason under the Plan shall become available for the granting of options. Further, shares received by the Company in connection with the exercise of options by delivery of other shares in payment of the exercise price and shares received or withheld by the Company in connection with the payment of withholding taxes under the Plan shall again be available for the granting of options. In addition to the foregoing limit (called a "net count limit"), the total number of shares of Company Stock that may be issued under the Plan to "insiders" within the meaning of Section 16 of the Securities Exchange Act of 1934 shall be subject to a "gross count limit" of Two Hundred Thousand (200,000) shares. In calculating the gross count limit applicable to Section 16, only shares subject to and not issued under an option which expires, terminates or is cancelled for any reason under the Plan shall again become available for the granting of options.

         3.02 CHANGES IN THE NUMBER OR KIND OF AVAILABLE SHARES. If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Company Stock, resulting in a split or combination or exchange of shares, the aggregate number and kind of shares which may thereafter be offered under the Plan shall be proportionately and appropriately adjusted and the number and kind of shares then subject to options granted to employees under the Plan and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor.

IV.      ADMINISTRATION

         4.01 ADMINISTRATION BY THE COMMITTEE. The Plan shall be administered by a Committee designated by the Board to administer the Plan and shall initially be the Compensation Committee of the Board. Vacancies shall be filled in the same manner as original appointments. The Committee shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule). A majority of the members of the Committee shall constitute a quorum. The approval of such a quorum, expressed by a vote at a meeting, or the unanimous consent of all members in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan.

         4.02 COMMITTEE POWERS. The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan and, in its discretion, may modify, extend or renew any option theretofore granted. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

Subject to the provisions of the Plan, the Committee shall have full and final authority, among other things, to determine:

                  (a) the persons to whom options shall be granted,

                  (b) the number of shares to be included in each option,

                  (c) the price at which the shares included in each option may be purchased, and

                  (d) the period or periods of time within which each option may be exercised.

V.       PARTICIPATION

         5.01 ELIGIBILITY. Key employees of the Company and its Subsidiaries (including officers and employees who may be members of the Board) who, in the sole opinion of the Committee, contribute significantly to the growth and success of the Company or a Subsidiary shall be eligible for options to purchase Company Stock under the Plan. From among all such Eligible Employees, the Committee shall determine from time to time those Eligible Employees to whom options shall be granted. No Eligible Employee may be granted options covering more than Twenty Five Thousand (25,000) shares in any calendar year. No Eligible Employee shall have any right whatsoever to receive options unless so determined by the Committee.

         5.02 NO EMPLOYMENT RIGHTS. The Plan shall not be construed as conferring any rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company or any Subsidiary to terminate the employment of any person or to take any other action affecting such person.

VI.      STOCK OPTIONS

         6.01 GENERAL. Stock options granted under the Plan may be in the form of incentive stock options (within the meaning of the Code) or nonqualified stock options. Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the Grantee which shall contain the terms and conditions required by this Article VI, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case.

         6.02 OPTION PRICE. The price at which each share of Company Stock covered by an option may be purchased shall be determined in each case by the Committee and set forth in each stock option agreement. In no event shall such price be less than one hundred percent (100%) of the Fair Market Value of the Company Stock when the option is granted. Employees who own, directly or indirectly, within the meaning of Code
Section 425(d), more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary corporation shall not be eligible to receive an incentive stock option hereunder unless the purchase price per share under such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of 5 years from the date such option is granted.

         6.03 Date OPTION GRANTED. For purposes of the Plan, a stock option shall be considered as having been granted on the date on which the Committee authorized the grant of the option, except where the Committee has designated a later date, in which event the later date shall constitute the date of grant of the option; provided, however, that in either case notice of the grant of the option shall be given to the employee within a reasonable time.

         6.04 PERIOD FOR EXERCISE. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the Grantee, in whole or in part, which shall be the period or periods of time as may be determined by the Committee, provided that:

                  (a) No option or portion thereof granted under this Plan may be exercised until at least six months have elapsed from the later of (i) the date of grant (except in the case of death or disability), or (ii) the date of shareholder approval of the Plan,

                  (b) No Option Period for an incentive stock option may exceed ten (10) years from the date the option is granted, and

                  (c) No option may be treated as an incentive stock option unless the Grantee exercises the option while employed by the Company or a Subsidiary or within three months after termination of employment, or if termination is caused by death or disability, within one year after such termination.

         6.05 SPECIAL RULE FOR INCENTIVE STOCK OPTIONS. For so long as Section 422 (or any successor provision) of the Code so provides, the aggregate Fair Market Value (determined as of the date the incentive stock option is granted) of the number of shares with respect to which incentive stock options are exercisable for the first time by a Grantee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code.

VII.     EXERCISE OF OPTIONS

         7.01 METHOD OF EXERCISE. Subject to Section 6.04, each option maybe exercised in whole or in part from time to time as specified in the stock option agreement. Each Grantee may exercise an option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the purchase price therefor. The purchase price may be paid in cash, by check, or, with the approval of the Committee, by delivering shares of Company Stock which have been beneficially owned by the Grantee, the Grantee's spouse, or both of them for a period of at least six months prior to the time of exercise ("Delivered Stock") or a combination of cash and Delivered Stock. Delivered

Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option. No Grantee shall be under any obligation to exercise any option hereunder.

         7.02 WITHHOLDING TAXES. Pursuant to applicable federal and state laws, the Company may be required to collect withholding taxes upon the exercise of an option. The Company may require, as a condition to the exercise of an option, that Grantee concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Company in its discretion may determine. In lieu of part or all of any such payment, with the approval of the Committee, the Grantee may elect to pay such amount with Delivered Stock or to have the Company withhold from the shares to be issued upon exercise of the option that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

         7.03 DISSOLUTION OR MERGER. Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company, or upon any merger in which the Company is not the surviving corporation, at any time prior to the expiration date of an option, a Grantee shall have the right within sixty
(60) days prior to the effective date of such dissolution, liquidation or merger, to surrender then outstanding and unexercised options to the Company for cash, subject to the discretion of the Committee as to the exact timing of said surrender, but such right of surrender shall apply only if, and to the extent that, the Grantee could not realize the value of the option by exercising it (because the option was not then presently exercisable, or because the exercise of the option would result in a forfeiture under Section 16 of the Securities Exchange Act of 1934, as amended, or the like). The amount of cash to be paid to the Grantee, subject to any applicable withholding taxes, for any portion of the option surrendered shall be the amount by which the Fair Market Value of the shares of Common Stock of the Company covered by the surrendered portion of the option, determined at the time of surrender, exceeds the exercise price thereof.

VIII.    GENERAL

         8.01 NONTRANSFERABILITY. No option granted under the Plan shall be transferable or assignable by the Grantee except by last will and testament or the laws of descent and distribution. During the Grantee's lifetime, options shall be exercisable only by the Grantee or by the Grantee's guardian or legal representative.

         8.02 GENERAL RESTRICTION. Each option shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities, upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of securities thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.

         8.03 NO RIGHTS AS STOCKHOLDER. The holder of an option shall not have any rights of a stockholder with respect to the shares subject to the option until such shares shall have been delivered to him or her.

         8.04 EXPIRATION AND TERMINATION OF THE PLAN. Options may be granted under the Plan at any time, and from time to time, prior to December 11, 2012, the date on which the Plan will expire, except as to options then outstanding under the Plan, which options shall remain in effect until they have been exercised or have expired. The Plan may be abandoned or terminated at any time by the Board of Directors of the Company, except with respect to any options then outstanding under the Plan.

         8.05 AMENDMENTS. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall (a) impair without the Grantee's consent any option theretofore granted under the Plan or deprive any Grantee of any shares of Company Stock which he or she may have acquired through or as a result of the Plan or (b) be made without shareholder approval where such approval would be required as a condition of compliance with Rule 16b-3.

         8.06 CONSTRUCTION. Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

                               THE OILGEAR COMPANY

                         ANNUAL MEETING OF SHAREHOLDERS

                              TUESDAY, MAY 13, 2003
                                    2:00 P.M.

                               THE OILGEAR COMPANY
                                CORPORATE OFFICE
                             2300 SOUTH 51ST STREET
                           MILWAUKEE, WISCONSIN 53219






THE OILGEAR COMPANY
  2300 SOUTH 51ST STREET, MILWAUKEE, WI 53219                             PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 13, 2003.

THIS PROXY ALSO PROVIDES VOTING INSTRUCTIONS FOR SHARES HELD IN THE VARIOUS PLANS OF THE COMPANY AS DESCRIBED IN THE PROXY STATEMENT. IF YOUR NAME IS NOT INCLUDED IN EACH PLAN OR ANY OTHER ACCOUNT IN AN IDENTICAL MANNER, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL PROXY CARDS YOU RECEIVE.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

By signing the proxy, you revoke all prior proxies and appoint David A. Zuege and Thomas J. Price, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and any adjournments thereof.





                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                             \ PLEASE DETACH HERE /

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.
1. Election of directors:      01 Hubert Bursch      02 Roger H. Schroeder      [ ] Vote FOR all nominees      [ ] Vote WITHHELD
                               03 David A. Zuege                                    (except as marked)             from all nominees

                                                                                 __________________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,        |                                                  |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)        |__________________________________________________|

2. Option Plan Amendment: "RESOLVED, that the amendment and restatement of
   The Oilgear Company 1992 Stock Option Plan, which (a) extends its term,
   (b) increases the number of shares available for option grants and                  [ ] For        [ ] Against        [ ] Abstain
   (c) eliminates the ability to grant replacement options, is hereby approved."

3. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the Annual
   Meeting or any adjournment thereof, as described and set forth in the Notice and Proxy Statement relating to the Annual Meeting, receipt of which is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH
NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Address Change? Mark Box [ ]    Indicate changes below:                             Date __________________________________

                                                                                 __________________________________________________
                                                                                |                                                  |
                                                                                |                                                  |
                                                                                |__________________________________________________|
                                                                                Signature(s) in Box
                                                                                Please sign exactly as your name(s) appears on the
                                                                                proxy. If held in joint tenancy, all persons must
                                                                                sign. Trustees, administrators, etc., should include
                                                                                title and authority. Corporations should provide
                                                                                full name of corporation and title of authorized
                                                                                officer signing the proxy.